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                                                                   EXHIBIT 20.3

            THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                     SEGMENT INFORMATION
                       (IN THOUSANDS)
                         (UNAUDITED)

                                                                                  CURRENT YEAR
                                                  ---------------------------------------------------------------------------------
                                                  1ST QUARTER   2ND QUARTER      3RD QUARTER                         NINE MONTHS
                                                     2001          2001             2001                                2001
                                                  -----------   -----------      -----------                         -----------
NET SALES:
  Electrical                                       $309,640     $ 302,040          $ 289,007                          $  900,687
  Steel Structures                                   33,392        36,270             35,050                             104,712
  Communications                                     28,340        27,579             25,690                              81,609
  HVAC                                               25,576        19,555             23,439                              68,570
                                                  ---------    ----------     --------------                      --------------
    Net Sales                                      $396,948     $ 385,444          $ 373,186                          $1,155,578
                                                  ---------    ----------     --------------                      --------------
                                                  ---------    ----------     --------------                      --------------
SEGMENT EARNINGS (LOSS):
  Electrical                                       $    909     $   3,986          $  (7,659)                         $   (2,764)
  Steel Structures                                    3,542         5,126              4,835                              13,503
  Communications                                     (3,139)       (2,783)              (875)                             (6,797)
  HVAC                                                  977        (1,329)             1,005                                 653
                                                  ---------    ----------     --------------                      --------------

  Total reportable segment earnings                   2,289         5,000             (2,694)                              4,595
  Impairment, restructure and other
    special charges                                       7            (7)           (36,637)                            (36,637)
  Interest expense                                   (9,969)      (10,529)           (11,355)                            (31,853)
  Loss on sale of receivables                             -             -               (385)                               (385)
  Other                                                 476        (2,239)               (98)                             (1,861)
                                                  ---------    ----------     --------------                      --------------
    Earnings (Loss) Before Income Taxes            $ (7,197)    $  (7,775)        $  (51,169)                         $  (66,141)
                                                  ---------    ----------     --------------                      --------------
                                                  ---------    ----------     --------------                      --------------
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
                                                                                PRIOR YEAR
                                                  -----------------------------------------------------------------------------
                                                  1ST QUARTER   2ND QUARTER      3RD QUARTER        4TH QUARTER         YEAR
                                                     2000           2000            2000                2000            2000
                                                  -----------   -----------      -----------        -----------       --------
                                                   (Restated)   (Restated)
NET SALES:
  Electrical                                       $369,923     $ 303,220          $ 341,717          $ 333,973       $1,348,833
  Steel Structures                                   29,415        32,479             29,497             30,509          121,900
  Communications                                     47,462        43,387             46,514             41,076          178,439
  HVAC                                               28,332        24,559             25,449             28,571          106,911
                                                  ---------    ----------     --------------          ---------       ----------
    Net Sales                                      $475,132     $ 403,645          $ 443,177          $ 434,129       $1,756,083
                                                  ---------    ----------     --------------          ---------       ----------
                                                  ---------    ----------     --------------          ---------       ----------

SEGMENT EARNINGS (LOSS):
  Electrical                                       $ 18,330    $ (114,350)         $ (16,965)         $ (41,457)      $ (154,442)
  Steel Structures                                    3,988         3,337              2,068             (1,035)           8,358
  Communications                                     (2,712)      (16,566)            (6,087)            (2,967)         (28,332)
  HVAC                                                2,829           806                805             (4,217)             223
                                                  ---------    ----------     --------------          ---------       ----------

  Total reportable segment earnings                  22,435      (126,773)           (20,179)           (49,676)        (174,193)
  Impairment, restructure and other
    special charges                                     449       (20,943)                 -            (40,201)         (60,695)
  Interest expense                                  (14,286)      (14,464)           (11,736)            (7,407)         (47,893)
  Loss on sale of receivables                        (2,682)           32               (541)               (64)          (3,255)
  Other                                                (858)       (1,587)             4,995             11,256           13,806
                                                  ---------    ----------     --------------          ---------       ----------
    Earnings (Loss) Before Income Taxes             $ 5,058    $ (163,735)         $ (27,461)         $ (86,092)      $ (272,230)
                                                  ---------    ----------     --------------          ---------       ----------
                                                  ---------    ----------     --------------          ---------       ----------
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